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                         TD WATERHOUSE VARIABLE ANNUITY
                               VARIABLE ACCOUNT D
                        FORTIS BENEFITS INSURANCE COMPANY

                        SUPPLEMENT DATED NOVEMBER 1, 2002
   TO THE PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 2002



Pursuant to shareholder approval, Montgomery Variable Series: Growth Fund liquidated as of the close of the New York Stock Exchange on October 31, 2002. All information relating to Montgomery Variable Series: Growth Fund and Montgomery Variable Series: Growth Fund Sub-Account are removed from the prospectus and Statement of Additional Information.








  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4234
33-63935
33-63829